                                                                    EXHIBIT 4.11



                               WARRANT AGREEMENT



                         VACATION BREAK U.S.A., INC.,

                                      AND

                         ____________________________


                           DATED AS OF MAY 22, 1997

WARRANT NO. ____                                          Warrant to Purchase
Void after 5:00 P.M.                                           _______ Shares
Eastern Time                                             of Common Stock ($.01
May 22, 2002                                                        par value)

                         COMMON STOCK PURCHASE WARRANT

                          VACATION BREAK U.S.A., INC.

            (One Warrant is required for the purchase of one Share,
                    subject to adjustment as provided below)

     This is to certify that, for value received and subject to the conditions herein set forth, __________________, or his registered assigns is entitled to purchase, at any time during the period (the "Term") commencing on May 22, 1997 and ending at 5:00 P.M. Eastern time, May 22, 2002 (the "Expiration Date"), such number of shares of the Common Stock ($.01 par value) ("Common Stock" or "Company Shares") of Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), as shall equal the number of warrants (the "Warrants") evidenced by this Certificate (such Shares purchasable upon exercise of the Warrants are herein called the "Warrant Shares"). The purchase price of each Warrant Share shall be the applicable rate set forth in Section 1, as may be adjusted from time to time pursuant to the provisions hereof (the "Purchase Price"). The Warrants represented hereby are part of an aggregate of 120,000 Warrants (collectively, the "Josephthal Warrants"), 90,000 of which were issued as of December 27, 1995 in connection with the Company's initial public offering and 30,000 of which became issuable by the Company to Josephthal Lyon & Ross Incorporated pursuant to action taken by the Company's Board of Directors on May 22, 1997.

     The term "Holder" as used herein shall mean Josephthal Holdings and/or his assigns to whom Warrants have been duly transferred. The Company shall maintain, at its principal office, a Warrant Register containing the name and address of each Holder, the number of Warrants registered in the name of each Holder, the number of the Certificate representing such Warrants, the date of such Certificate and any other pertinent information.

     1.   GRANT. The Holders are hereby granted the right to purchase, at any
          -----
time during the Term, up to an aggregate of ___________ shares of Common Stock at an initial exercise price (subject to adjustment as provided in Section 7 hereof) of $7.50 per share of Common Stock subject to the terms and conditions of this Agreement.

     2.   WARRANT CERTIFICATES. The warrant certificates (the "Warrant
          --------------------
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

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

     3.   EXERCISE OF WARRANT.
          -------------------

          3.1  METHOD OF EXERCISE. The Warrants initially are exercisable at an
               ------------------
exercise price (subject to adjustment as provided in Section 7 hereof) per share of Common Stock as set forth In Section 5, hereof payable by certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices presently located in Fort Lauderdale, Florida, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon its surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

          3.2  EXERCISE BY SURRENDER OF WARRANT. In addition to the method of
               --------------------------------
payment set forth in Section 3.1 hereof and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Common Stock less the Exercise Price, and the denominator of which is such Market Price. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 12 hereof (the "Notice Date"), or (ii) as the average of the Market Prices for each of the five trading days immediately preceding the Notice Date, whichever of (i) or (ii) is greater.

          3.3  DEFINITION OF MARKET PRICE. As used herein, the phrase "Market
               --------------------------
Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading by NASDAQ, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

     4.   ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the
          ------------------------
issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within four (4) business days thereafter) without charge to the Holders thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections

5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holders thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holders, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Common Stock (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5.   EXERCISE PRICE.
          --------------

          5.1  INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided
               -----------------------------------
in Section 7 hereof, the initial exercise price of each Warrant shall be $7.50 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 7 hereof.

          5.2  EXERCISE PRICE. The term "Exercise Price" herein shall mean the
               --------------
initial exercise price or the adjusted exercise price, depending upon the context.

     6.   REGISTRATION RIGHTS.
          -------------------

          6.1  PIGGYBACK REGISTRATION. For a period of seven (7) years from the
               ----------------------
effective date (the "Effective Date") of the Company's registration statement on Form S-1, if the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) or sell any of its securities pursuant to Regulation S under the Act, it shall give written notice by registered mall at least thirty (30) days prior to the filing of each such registration statement or the commencement of each such Regulation S offering, as the case may be, to all other Holders of the Warrants and/or the Warrant Shares of its intention to do so. If the Holders of the Warrants and/or Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement or offering, as the case may be, the Company shall afford each such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement or included in the Regulation S offering, as the case may be.

     Notwithstanding the provisions of this Section 6.1, the Company shall have the right at any time after it shall have given written notice pursuant to this
Section 6.1 (irrespective of
whether a written request for inclusion of any such securities shall have been made) to elect not to (a) file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof or
(b) commence such proposed Regulation S offering or terminate the same after the commencement but prior to the closing thereof.

          6.2  DEMAND REGISTRATION.
               -------------------

               (a) For a period of five (5) years from the Effective Date, the Holders of the Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 6.1 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the United States Securities and Exchange Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within ten (10) days after receiving notice from the Company of such request.

               (b) The Company covenants and agrees to give written notice of any registration request under this Section 6.2 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

               (c) In addition to the registration rights under Section 6.1 and subsection (a) of this Section 6.2, for a period of five (5) years from the Effective Date, any Holder of Warrants and/or Warrant Shares shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its Warrant Shares provided, however, that the provisions of
Section 6.3(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the holder making such request.

               (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Shares within the time period specified in Section 6.3(a) hereof pursuant to the written notice specified in Section 6.2(a) of a Majority of the Holders of the Josephthal Warrants and/or Warrant Shares issuable thereunder, upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Shares it shall have the option to repurchase (i) any and all Warrant Shares at the higher of the Market Price per share of Common Stock on (x) the date of the notice sent pursuant to Section 6.2(a) or (g) the expiration of the period specified in Section 6.3(a), and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 6.3(a) or (Ii) the delivery of the written notice of election specified in this Section 6.2(d).

          6.3  COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In
               -----------------------------------------------------
connection with any registration or Regulation S offering, under Section 6.1 or
6.2 hereof, the Company covenants and agrees, to the extent applicable, as follows:

              (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses or offering memorandum as shall reasonably be requested.

               (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed or offering memorandum prepared pursuant to Sections 6.1 and 7.2(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 6.2(c).

               (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (d) The Company shall indemnify and hold harmless the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement or offering memorandum and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against any and all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever including, without limitation, the fees and expenses of legal counsel) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement or offering memorandum but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify Josephthal Lyon & Ross Incorporated and Cruttenden Roth Incorporated (collectively, the "Representatives") contained in section 7 of the Underwriting Agreement pursuant to which the Representatives have agreed to indemnify the Company.

               (e) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement or an offering memorandum, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement or offering memorandum to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Representatives have agreed to indemnify the Company.

               (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

               (g) The Company shall not permit the inclusion of any securities other than the Warrant Shares m any registration statement filed pursuant to
Section 6.2 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to
Section 6.2 hereof, without the prior written consent of the Holders of the Warrants and Warrant Shares representing a Majority of such securities.

               (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the Effective Date (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the Effective Date (and, if such registration includes an underwritten public offering, a letter dated the date of the under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement or offering memorandum, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) or offering memorandum and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten offerings of securities.

               (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement or offering memorandum and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement or offering memorandum as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

               (j) If so requested, the Company shall enter into an underwriting agreement with the underwriters selected for such underwriting by the Holders of a Majority of the Josephthal Warrants requested to be included in such underwriting, which may be Josephthal Lyon & Ross Incorporated. Such agreement shall be satisfactory in form and substance to the

Company, each Holder and such underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations, warranties and covenants of the Company to or for the benefit of such underwriters and shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

               (k) In addition to the Warrant Shares, upon the written request therefor by any Holder(s), the Company shall include in the registration statement or offering memorandum any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement or the distribution of the offering memorandum, including without limitation restricted shares of Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

               (l) For purposes of this Agreement, the term "Majority" in reference to the Holders of Josephthal Warrants and/or Warrant Shares issuable thereunder, shall mean in excess of fifty percent (50%) of the then outstanding Josephthal Warrants and/or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public.

     7.   ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.
          ------------------------------------------------------

          7.1  SUBDIVISION AND COMBINATION. In case the Company shall at any
               ---------------------------
time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          7.2  STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay
               ---------------------------------
a dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this
Section 7.2 shall be made as of the record date for the subject stock dividend or distribution.

          7.3  ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the
               ----------------------------------
Exercise Price pursuant to the provisions of this Section 7, the number of Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          7.4  DEFINITION OF COMMON STOCK. For the purpose of this Agreement,
               --------------------------
the term

"Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (li) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holders, at their option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

          7.5  MERGER OR CONSOLIDATION. In case of any consolidation of the
               -----------------------
Company with, or merger of the Company with or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the 0utstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holders a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 7. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

          7.6  NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment
               ------------------------------------------------
of the Exercise Price shall be made:

               (i) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants; or

               (ii) If the amount of said adjustment shall be less than two cents ($.02) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Warrant Share.

     8.   EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant
          ------------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     9.   ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required
          -----------------------------------
to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     10.  RESERVATION AND LISTING OF SECURITIES. The Company shall at all times
          -------------------------------------
reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ/NM.

     11.  NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall
          --------------------------
be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     12.  NOTICES. All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to the registered Holders of the Warrants, to the address of such Holder as shown on the books of the Company; or

               (b) If to the Company, to Vacation Break U.S.A., Inc., 6400 N. Andrews Avenue, Suite 200, Ft. Lauderdale, Florida 33309, Attention: President or to such other address as the Company may designate by notice to the Holders.

     13.  SUPPLEMENTS AND AMENDMENTS. The Company may from to time supplement or
          --------------------------
amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which the Company deems shall not adversely affect the interests of the Holders of Warrant Certificates.

     14.  SUCCESSORS. All the covenants and provisions of this Agreement shall
          ----------
be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     15.  TERMINATION. This Agreement shall terminate at the close of business
          -----------
on May 22, 2004. Notwithstanding the foregoing, the indemnification provisions of Section 6 shall survive such termination until the close of business on December 21, 2008.

     16.  GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement and each
          -----------------------------------------
Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to its rules governing the conflicts of laws.

     The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon the Company or the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     17.  ENTIRE AGREEMENT: MODIFICATION. This Agreement (including the
          ------------------------------
Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with resect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     18.  SEVERABILITY. If any provision of this Agreement shall be held to be
          ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     19.  CAPTIONS. The caption headings of the Sections of this Agreement are
          --------
for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     20.  BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be
          --------------------------
construed to give to any person or corporation other than the Company and the Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and Certificates or Warrant Shares.

     21.  COUNTERPARTS. This Agreement may be executed in any number of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


[SEAL]                             VACATION BREAK U.S.A., INC.

                                   By:
                                      -------------------------------------
Attest:                            Name:
                                   Title:

-------------------------------
Secretary


                                   ----------------------------------------
                                   Name:

                                   EXHIBIT A

                          FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE ON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                      EXERCISABLE ON OR BEFORE 5:00 P.M.,
                          NEW YORK TIME, May 22, 2002

No. W-

                              WARRANT CERTIFICATE


This Warrant Certificate certifies that ___________________, or registered assigns, is the registered holder of ________ Warrants, each Warrant to purchase initially, at any time from May 22, 1997 until 5:00 p.m. New York time on May 22, 2002 ("Expiration Date"), one fully-paid and non-assessable share of common stock, $.01 par value ("Common Stock") of VACATION BREAK U.S.A., INC., a Florida corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $7.50 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth in the Warrant Agreement dated as of May 22, 1997 by and between the Company and _________________ (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

     No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly exercised under its corporate seal.

     Dated as of May 22, 1997.

                                    VACATION BREAK U.S.A., INC.

                                    By:
                                       ----------------------------------
[SEAL]                              Name:
                                    Title:
ATTEST:


----------------------------
Secretary

             FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of ___________ in the amount of $________ , all in accordance with the terms of
Section 3.1 of the Representative Warrant Agreement dated as of May 22, 1997 between VACATION BREAK U.S.A., INC. and ____________. The undersigned requests that a certificate for such securities be registered in the name of ________
whose address is   and that such Certificate be delivered to ____________whose address is_________.

Dated:______________________

     Signature__________________________
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

     (Insert Social Security or Other Identifying Number of Holder)

              FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant to purchase ________ shares of Common Stock all in accordance with the terms of Section 3.2 of the Representative Warrant Agreement dated as of May 22, 1997 between VACATION BREAK U.S.A., INC. and ______________. The undersigned requests that a certificate for securities be registered in the name of _________whose address is_________ and that such Certificate be delivered to _______whose address is_________.

Dated:___________________

     Signature _____________________________
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

     (Insert Social Security or Other Identifying Number of Holder)

                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

(FOR VALUE RECEIVED)_____________________________ hereby sells, assigns and transfers unto ________________ .

(Please print name and address of transferee)

this Warrant Certificate, together with all right, tide and interest therein, and does hereby irrevocably constitute and appoint _________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:______________________

     Signature ________________________________
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

     (Insert Social Security or Other Identifying Number of Holder)